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                                EXHIBIT (a)(5)(i)

                                Letter to Clients


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                             ESCALADE, INCORPORATED

                           OFFER TO PURCHASE FOR CASH
                    UP TO 700,000 SHARES OF ITS COMMON STOCK

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          THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
             AT 5:00 P.M., EASTERN TIME, ON FRIDAY, MARCH 24, 2000,
                          UNLESS THE OFFER IS EXTENDED.

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To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated February 24, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") setting forth an offer by Escalade, Incorporated, an Indiana corporation, to purchase up to 700,000 shares of its Common Stock, no par value (the "Shares"), at prices not less than $14.50 nor more than $18.00 per Share, net to the seller in cash, specified by tendering stockholders, upon the terms and subject to the conditions of the Offer. Escalade will determine a single per Share price (not less than $14.50 nor more than $18.00 per Share) (the "Purchase Price") that it will pay for the Shares validly tendered pursuant to the Offer and not withdrawn, taking into account the number of Shares so tendered and the prices specified by tendering stockholders. Escalade will select the Purchase Price that will enable it to purchase up to 700,000 Shares (or such lesser number of Shares as are validly tendered at prices not less than $14.50 nor more than $18.00 per Share) pursuant to the Offer. Escalade will purchase all Shares validly tendered at prices at or below the Purchase Price and not withdrawn, upon the terms and subject to the conditions of the Offer, including the provisions thereof relating to proration and conditional tenders.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF YOUR SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

     Your attention is invited to the following:

     (1) You may tender Shares at prices (in multiples of $.0625), not less than $14.50 nor more than $18.00 per Share, as indicated in the attached instruction form, net to you in cash.

     (2) The Offer is for up to 700,000 Shares, constituting approximately 24% of the total Shares outstanding as of February 23, 2000. The Offer is not conditioned upon any minimum number of Shares being tendered.

     (3) The Offer, proration period and withdrawal rights will expire at 5:00 p.m., Eastern time, on Friday, March 24, 2000, unless the Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf. If you would like to withdraw your Shares that we have tendered, you can withdraw them so long as the Offer remains open or at any time after Friday, April 14, 2000, if they have not been accepted for payment.

     (4) As described in the Offer to Purchase, if more than 700,000 Shares have been validly tendered at or below the Purchase Price and not withdrawn on or prior to the Expiration Date, as defined in Section 1 of the Offer to Purchase, Escalade will purchase Shares in the following order of priority:

         (a) all Shares validly tendered at or below the Purchase Price and not withdrawn on or prior to the Expiration Date by any stockholder (an "Odd Lot Owner") who owns beneficially an aggregate of fewer than 100 Shares (including fractional Shares) as of the close of business on February 23, 2000, and who validly tenders all of such Shares (partial and conditional tenders will not qualify for this preference) and completes the box captioned "Odd Lots" on the Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery ;

         (b) after purchase of all of the foregoing Shares, all Shares conditionally and validly tendered in accordance with Section 6, for which the condition was satisfied, and all other Shares unconditionally and validly tendered at or below the Purchase Price and not withdrawn on or prior to the Expiration Date on a pro rata basis, if necessary (with appropriate adjustments to avoid purchases of fractional Shares); and

         (c) if necessary, Shares conditionally tendered, for which the condition was not satisfied, at or below the Purchase Price and not withdrawn on or prior to the Expiration Date, selected by random lot in accordance with
Section 6 of the Offer to Purchase.

     (5) Any stock transfer taxes applicable to the sale of Shares to Escalade pursuant to the Offer will be paid by Escalade, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

     (6) If you owned beneficially an aggregate of fewer than 100 Shares (including fractional Shares) as of the close of business on February 23, 2000, and you instruct us to tender at or below the Purchase Price on your behalf all such Shares on or prior to the Expiration Date and check the box captioned "Odd Lots" in the instruction form, all such Shares will be accepted for purchase before proration, if any, of the purchase of other tendered Shares.

     NEITHER ESCALADE NOR ANY OF ITS DIRECTORS OR EXECUTIVE OFFICERS MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER ALL OR ANY SHARES. EACH STOCKHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND AT WHAT PRICE. SEE SECTION 9 OF THE OFFER TO PURCHASE FOR INFORMATION REGARDING THE INTENTION OF ESCALADE'S AND EXECUTIVE OFFICERS WITH RESPECT TO TENDERING SHARES PURSUANT TO THE OFFER.

     If you wish to have us tender any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer, please so instruct us by completing, executing, and returning to us the enclosed instruction form. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the enclosed instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer.

     A tendering stockholder may condition the tender of Shares upon the purchase by Escalade of a specified minimum number of Shares tendered, all as described in Section 6 of the Offer to Purchase. Unless such specified minimum is purchased by Escalade pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal, none of the Shares tendered by the stockholder will be purchased. If you wish us to condition your tender upon the purchase of a specified minimum number of Shares, please complete the box entitled "Conditional Tender" on the instruction form. It is the tendering stockholder's responsibility to calculate such minimum number of Shares, and you are urged to consult your own tax advisor.

     The Offer is being made to all holders of Shares. Escalade is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to a valid state statute. If Escalade becomes aware of any valid state statute prohibiting the making of the Offer, Escalade will make a good faith effort to comply with the statute. If, after such good faith effort, Escalade cannot comply with the statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Shares in the affected state. In any jurisdiction whose securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to have been made on Escalade's behalf by the Dealer Manager or by one or more registered brokers or dealers licensed under the laws of the proper jurisdiction.

                                      -2-
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                                  INSTRUCTIONS
                   WITH RESPECT TO OFFER TO PURCHASE FOR CASH
                    UP TO 700,000 SHARES OF ITS COMMON STOCK
                                       OF
                             ESCALADE, INCORPORATED

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 24, 2000, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Escalade, Incorporated, an Indiana corporation, to purchase up to 700,000 shares of its Common Stock, no par value (the "Shares"), at prices not greater than $14.50 nor more than $18.00 per Share, net to the undersigned in cash, upon the terms and subject to the conditions of the Offer.

     This will instruct you to tender to Escalade the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, at the price per Share indicated below, upon the terms and subject to the conditions of the Offer.

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                          PRICE (IN DOLLARS) PER SHARE
                       AT WHICH SHARES ARE BEING TENDERED
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             CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR
            IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

              SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

[ ] The undersigned wants to maximize the chance of having Escalade purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the Dutch Auction tender process. This action could result in receiving a price per Share as low as $14.50 nor more than $18.00.

                                       OR

               SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER
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
[ ] 14.5000    [ ] 15.1250     [ ] 15.7500     [ ] 16.3750     [ ] 16.9375     [ ] 17.5000
[ ] 14.5625    [ ] 15.1875     [ ] 15.8125     [ ] 16.4375     [ ] 17.0000     [ ] 17.5625
[ ] 14.6250    [ ] 15.2500     [ ] 15.8750     [ ] 16.5000     [ ] 17.0625     [ ] 17.6250
[ ] 14.6875    [ ] 15.3125     [ ] 15.9375     [ ] 16.5625     [ ] 17.1250     [ ] 17.6875
[ ] 14.7500    [ ] 15.3750     [ ] 16.0000     [ ] 16.6250     [ ] 17.1875     [ ] 17.7500
[ ] 14.8125    [ ] 15.4375     [ ] 16.0625     [ ] 16.6875     [ ] 17.2500     [ ] 17.8125
[ ] 14.8750    [ ] 15.5000     [ ] 16.1250     [ ] 16.7500     [ ] 17.3125     [ ] 17.8750
[ ] 14.9375    [ ] 15.5625     [ ] 16.1875     [ ] 16.8125     [ ] 17.3750     [ ] 17.9375
[ ] 15.0000    [ ] 15.6250     [ ] 16.2500     [ ] 16.8750     [ ] 17.4375     [ ] 18.0000
[ ] 15.0625    [ ] 15.6875     [ ] 16.3125

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                               CONDITIONAL TENDER

     By completing this box, the undersigned conditions the tender authorized hereby on the following minimum number of Shares being purchased if any are purchased:

                                    ______ Shares

     Unless this box is completed, the tender authorized hereby will be made unconditionally.

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                                    ODD LOTS

[ ] Check this box ONLY if shares are being tendered by or on behalf of a person owning beneficially an aggregate of fewer than 100 Shares (including fractional Shares) as of the close of business on February 23, 2000.

[ ] By checking this box, the undersigned represents that the undersigned owned beneficially an aggregate of fewer than 100 Shares (including fractional Shares) as of the close of business on February 23, 2000, and is tendering all of such Shares.
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Number of Shares to be Tendered:

Shares*

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

SIGN HERE

Signature(s)  _________________________

Name:         _________________________

Address: ______________________________